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EXHIBIT 10.10.1

FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

THIS FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT ("Amendment") is made effective as of the 15th day of June, 2001 ("Effective Date") by and among Gart Sports Company, a Delaware corporation ("Gart Sports"), Gart Bros. Sporting Goods Company, a Colorado corporation ("Gart Bros."), Sportmart, Inc., a Delaware corporation ("Sportmart"), and Oshman's Sporting Goods, Inc., a Delaware corporation ("Oshman's"), all of the foregoing are hereinafter collectively referred to as the "Company," and Leonard Green & Associates, L.P., a California limited partnership ("LGA").

WHEREAS, Gart Sports, Gart Bros. and Sportmart entered into that certain Management Services Agreement with LGA dated as of January 9, 1998 (the "Agreement"); and

WHEREAS, the parties desire to amend the Agreement in certain respects as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.    Oshman's shall be added as a party to the Agreement and shall be included for all purposes within the definition of the term "Company" in the Agreement.

2.    Pursuant to the approval of the Board of Directors of Gart Sports on June 15, 2001, Section 2.1 of the Agreement shall be replaced in its entirety as follows:

  2.1
  In consideration of the General Services, during the term of this Agreement, Company shall pay LGA in the aggregate an annual fee ("Annual Fee") based on the percentage of outstanding shares of common stock of Gart Sports then owned by LGA and its affiliates ("LGA's Percentage Holding") as follows:

LGA's Percentage Holding	Annual Fee
25% or above	$1,000,000
10% and above, but under 25%	$500,000
under 10%	$0

      The Annual Fee shall be payable in equal monthly installments, in advance, on the first day of each month commencing on the first such day following the Effective Date. In the event that LGA's Percentage Holding changes in any month during the term hereof and the amount of the Annual Fee changes in accordance with the provisions set forth above, the subsequent monthly payments shall be adjusted accordingly. It is understood and agreed by LGA that with respect to certain changes in LGA's Percentage Ownership, subsequent monthly payments for the Annual Fee may be reduced to zero. There shall be no retroactive adjustments in monthly payments already paid.

Except as set forth in this Amendment, the Agreement remains unchanged and is in full force and effect without defaults. All references herein and therein to "the Agreement" shall be deemed to be the Agreement as modified by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective on the Effective Date.

GART SPORTS COMPANY, a Delaware corporation
By:	/s/ JOHN DOUGLAS MORTON John Douglas Morton Chairman, President and Chief Executive Officer
GART BROS. SPORTING GOODS COMPANY, a Colorado corporation
By:	/s/ JOHN DOUGLAS MORTON John Douglas Morton Chairman, President and Chief Executive Officer
SPORTMART, INC., a Delaware corporation
By:	/s/ JOHN DOUGLAS MORTON John Douglas Morton Chairman, President and Chief Executive Officer
OSHMAN'S SPORTING GOODS, INC., a Delaware corporation
By:	/s/ JOHN DOUGLAS MORTON John Douglas Morton Chairman, President and Chief Executive Officer
LEONARD GREEN & ASSOCIATES, L.P., a California limited partnership
By:	/s/ JONATHAN D. SOKOLOFF	, General Partner
By:
Name:	Jonathan D. Sokoloff
Title:

2

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  EXHIBIT 10.10.1